Exhibit 99.1

Press Release Source: Cycle Country Accessories Corp.

Cycle Country Accessories Corp. Announces NYSE Amex Acceptance of Plan of Compliance.

Spencer, Iowa—(BUSINESS WIRE)—Cycle Country Accessories Corp. (AMEX:ATC - News) has announced that NYSE Amex LLC (“Exchange”) has accepted Cycle Country’s previously submitted plan of compliance and, pursuant to such plan, has granted Cycle Country an extension until April 14, 2010 to regain compliance with its continued listing standards in order to maintain its listing on the Exchange.  The letter further acknowledges that through Cycle Country’s recently announced addition of a new member to its Board of Directors and Audit Committee, Cycle Country has regained compliance with Sections 801(h), 802(d), and 803(2)(c) of the Exchange’s Company Guide.

As previously disclosed, on January 13, 2010, Cycle Country received a letter from the Exchange notifying it that it is not in compliance with some of the Exchange’s continued listing standards.  Specifically, the Exchange letter stated that Cycle Country’s failure to file its Form 10-K for the year ended September 30, 2009, as required by Sections 134 and 1101 of the Exchange’s Company Guide is a violation of the Exchange’s continued listing standards and is a material violation of Cycle Country’s listing agreement with the Exchange, for which the Exchange is authorized to suspend and remove Cycle Country’s securities from the Exchange, unless Cycle Country takes prompt corrective action.  Also as previously disclosed, Cycle Country received an additional letter dated February 17, 2010 from the Exchange notifying it that it had not filed its Form 10-Q for the quarter ending December 31, 2009, which also constitutes a material violation of its listing agreement with the Exchange and the Exchange’s continued listing standards.

On January 28, 2010, Cycle Country submitted its plan of compliance to the Exchange.  On March 1, 2010, Cycle Country received a letter from the Exchange stating that the Exchange had completed its review of Cycle Country’s plan and granted Cycle Country an extension until April 14, 2010 to regain compliance with the Exchange’s continued listing standards for the Form 10-K and Form 10-Q that were not timely filed.

About Cycle Country Accessories Corp.

The Company is the recognized industry leader in the marketing, sales, design and manufacturing -of custom fitting accessories for utility all-terrain vehicles (ATV’s), under the brand names of Cycle Country Accessories and Weekend Warrior. Products include snowplows, mowers, 3-point hitches and implements, storage, bed lifts, brush guards and more.

The Company also produces a line of specialty products for golf carts, lawn and garden equipment and motor sports vehicles under the brand name of Plazco.

Under the brand name of Perf-Form, the Company manufactures and distributes a broad line of high performance oil filters for motorcycles, ATV’s and watercraft.

In addition, the Company provides metal fabrication and contract manufacturing services through its Imdyne division.

www.cyclecountry.com	www.plazco.com	www.perf-form.com	www.imdyne.com

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations are intended to identify forward-looking statements. Forward-looking statements include the amount misappropriated in connection with the matters discussed above; the period in which the activities discussed above took place and the persons involved in such activities; the outcome of any further investigation or other action that Cycle Country or federal or state authorities may undertake with respect to these matters; the availability of insurance coverage; any remediations that Cycle Country may take with respect to any financial accounting and disclosure control deficiencies it may discover; and Cycle Country’s ability to filed restated financial statements. These statements speak only of the date hereof and are subject to risks and uncertainties that could cause actual results to differ materially, including further review of the matters discussed above, actions that may be taken or required as a result of the Investigation, including the need to restate prior financial results, and the conclusions reached by Cycle Country’s management and board of directors based on the results of any investigations, and any further review or investigation.  Cycle Country undertakes no obligation to revise or update publicly any forward-looking statements

Contact:

Cycle Country Accessories Corp.

Robert Davis

800-841-2222

bdavis@cyclecountry.com